UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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To: The Record Shareholders of McDonald’s Corporation as of the Close of Business on March 22, 2011

In accordance with Section 242 of the Delaware General Corporation Law, the Corporation hereby provides notice that it is submitting three proposed amendments (Proposal 5, Proposal 6 and Proposal 7) to the Restated Certificate of Incorporation of the Corporation (the “Charter”) for approval by the shareholders of the Corporation at its 2011 Annual Shareholders’ Meeting.

Proposal No. 5: Repeal Article TWELFTH of the Charter and renumber the remaining articles of the Charter so that all references to Articles THIRTEENTH, FOURTEENTH and FIFTEENTH, respectively, will be replaced with references to Articles TWELFTH, THIRTEENTH and FOURTEENTH, respectively. The repeal of Article TWELFTH is shown below in strike-through text:

~~“TWELFTH: Subject to all other applicable provisions of this Restated Certificate of Incorporation and to all applicable provisions of the law of Delaware, relating, inter alia, to stockholder approval, the Board of Directors shall have the power to merge or consolidate the Corporation with another corporation or to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation, but, regardless of any other provision of this Restated Certificate of Incorporation, if any party to any such transaction shall be a person or entity owning, immediately prior to the consummation of such transaction, of record or beneficially, 2% or more of the stock of the Corporation issued and outstanding having voting power, such power of the Board of Directors shall be exercisable only when and as duly authorized by the affirmative vote of the holders of not less than 66-2/3% of the stock of the Corporation issued and outstanding having voting power given at a stockholders’ meeting duly called for that purpose; provided, however, that the Board of Directors shall have the power to merge the Corporation with another corporation without action by the stockholders to the extent and in the manner permitted from time to time by the law of Delaware. In determining whether or not any person or entity (the “Primary Holder”) owns, of record or beneficially, 2% or more of the stock of the Corporation issued and outstanding having voting power, there shall be aggregated with all shares of such stock owned of record or beneficially by the Primary Holder (a) all shares of such stock owned of record or beneficially by any person or entity who or which would be deemed to be controlling, controlled by or under common control with the Primary Holder under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any federal statute enacted to take the place of either or both such statutes or any regulation promulgated under either of such statutes or such successor statutes (an “Affiliate”) and (b) all shares of such stock owned of record or beneficially by any person or entity acting in concert with the Primary Holder and/or with an Affiliate of the Primary Holder. This Article Twelfth shall not be altered, amended or repealed except by the affirmative vote of the holders of not less than 66-2/3% of the stock of the Corporation issued and outstanding having voting power, given at a stockholders’ meeting duly called for that purpose, upon a proposal adopted by the Board of Directors.”~~

Proposal No. 6: Amend paragraphs (c) and (d) of Article THIRTEENTH of the Charter as follows (with deletions highlighted in strike-through text and additions highlighted in underlined text):

“(c) Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative votes of the holders of ~~at least 80% of the voting power of all the shares of the Corporation entitled to vote for the election of directors~~ a majority of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon.”

“(d) Amendment, Repeal, Etc. Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, the affirmative vote of the holders of ~~at least 80% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors~~ a majority of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article Thirteenth.”

Proposal No. 7: Amend Article FOURTEENTH as follows (with deletions highlighted in strike-through text and additions highlighted in underlined text):

“FOURTEENTH: Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called upon not less than 10 nor more than 60 days’ written notice only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of ~~at least 80% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors~~ a majority of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article Fourteenth.”

This notice of proposed amendments to the Charter is qualified by reference to the descriptions of Proposals Nos. 5, 6 and 7 set forth in the proxy materials for the Corporation’s 2011 Annual Shareholders’ Meeting. You are urged to read those descriptions in their entirety by accessing a copy of those proxy materials by following the instructions on the Notice Regarding the Availability of Proxy Materials accompanying this notice.